Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Stride, Inc.

Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-213033, 333-148436, 333-198608, 333-206083 and 333-269399) of Stride, Inc. (the Company) of our reports dated August 6, 2024, relating to the consolidated financial statements and schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Potomac, Maryland

August 6, 2024